AMENDMENT NO. 6
                                       TO
                   AMENDED AND RESTATED DISTRIBUTION AGREEMENT
                                 CLASS E SHARES
                     METLIFE INVESTORS DISTRIBUTION COMPANY


     AMENDMENT NO. 6 to Amended and Restated Distribution Agreement ("Amendment No. 6"), dated as of ----------------, 2005, by and between Met Investors Series Trust (the "Trust") and MetLife Investors Distribution Company ("MID").

     The Trust and MID agree to modify and amend the Amended and Restated Distribution Agreement relating to Class E Shares dated as of August 30, 2002, as amended on May 1, 2003, November 1, 2003, April 30, 2004, November 3, 2004 and May 1, 2005 (the "Original Agreement" or "Agreement") as herein provided. All terms used in this Amendment No. 6, unless defined herein to the contrary, shall have the meaning given such terms in the Agreement.

     1. New  Portfolios.  The Trust hereby  authorizes MID to participate in the
distribution   of  Class  E  shares  of  the  following  new  portfolios   ("New
Portfolios") on the terms and conditions contained in the Agreement:

                   Cyclical Growth and Income ETF Portfolio

                   Cyclical Growth ETF Portfolio

     2. Effective Date. The effective date of this Amendment No. 6 shall be ---------------- , 2005 with respect to the New Portfolios.

     3. Duration of Agreement. This Agreement shall continue in effect until , 2006 with respect to the New Portfolios and thereafter will continue on a year to year basis with respect to the Portfolios only so long as the continuance is specifically approved at least annually either by (a) the Board of Trustees of the Trust or (b) persons having voting rights in respect of the Trust, by the vote stated in Section 11 of the Agreement, voted in accordance with the provisions contained in the Participation Agreement (as defined in the Agreement); provided, however, that in either event such continuance shall also be approved by a vote of a majority of the Trustees of the Trust who are not interested persons of any party to the Agreement, cast in person at a meeting called for the purpose of voting on such approval.

     4. Schedule A. Schedule A to the Agreement, setting forth the Portfolios of the Trust for which MID is authorized to distribute Class E Shares, is hereby replaced in its entirety by Schedule A attached hereto.

     Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

     IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 6 as of the date first above set forth.


MET INVESTORS SERIES TRUST                       METLIFE INVESTORS DISTRIBUTION
                                                 COMPANY


By:-------------------------------               By:----------------------------
   Elizabeth M. Forget
   President

                                   SCHEDULE A
                                       TO
                                 AMENDMENT NO. 6
                             DISTRIBUTION AGREEMENT
                                 CLASS E SHARES


Portfolios in Original Agreement:

J.P. Morgan Quality Bond
J.P. Morgan Small Cap Stock (now known as Met/Putnam Capital Opportunities) J.P. Morgan Enhanced Index
J.P. Morgan Select Equity
J.P. Morgan International Equity
Lord Abbett Bond Debenture
Lord Abbett Mid-Cap Value
Lord Abbett Developing Growth
Lord Abbett Growth and Income
Lord Abbett Growth Opportunities
PIMCO Total Return
PIMCO Innovation (now known as RCM Global Technology)
MFS Mid Cap Growth (now known as T. Rowe Price Mid-Cap Growth)
MFS Research International
Met/Putnam Research
Janus Aggressive Growth
Oppenheimer Capital Appreciation
Third Avenue Small Cap Value


Portfolios Added by Amendment No. 1:

Lord Abbett America's Value
PIMCO Inflation Protected Bond
MET/AIM Small Cap Growth
MET/AIM Mid Cap Equity
Harris Oakmark International

Portfolios Deleted by Amendment No. 1:

J.P. Morgan Enhanced Index
J.P. Morgan International Equity
Lord Abbett Developing Growth


Portfolios Added by Amendment No. 2:

Met/American Growth Portfolio
Met/American Growth-Income Portfolio
Met/American International Portfolio
Met/American Bond Portfolio


Portfolios Added by Amendment No. 3:

Neuberger Berman Real Estate Portfolio
Turner Mid-Cap Growth Portfolio
Goldman Sachs Mid-Cap Value Portfolio


Portfolios Added by Amendment No. 4:

MetLife Defensive Strategy Portfolio
MetLife Moderate Strategy Portfolio
MetLife Balanced Strategy Portfolio
MetLife Growth Strategy Portfolio
MetLife Aggressive Strategy Portfolio


Portfolios Added by Amendment No. 5:

Van Kampen Comstock Portfolio


Portfolios Deleted by Amendment No. 5:

J.P. Morgan Quality Bond
J.P. Morgan Select Equity


Portfolios Added by Amendment No. 6:

Cyclical Growth and Income ETF Portfolio
Cyclical Growth ETF Portfolio